Exhibit 5.1
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Tel: (212) 735-3000
                    December 10, 2010
Swift Transportation Company
2200 South 75th Avenue
Phoenix, Arizona 85043

Re:	Swift Transportation Company – Registration Statement on Form S-1 (File No. 333-168275)
Ladies and Gentlemen:
     We have acted as special counsel to Swift Transportation Company, a Delaware corporation (the “Company”), in connection with the initial public offering by the Company of up to 77,423,750 shares (the “Securities”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933 (the “Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-1 (File No. 333-142797) of the Company, as filed with the Securities and Exchange Commission (the “Commission”) under the Act, including Pre-Effective Amendments No. 1 through No. 4 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (ii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, Swift Corporation, a Nevada corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), filed as Exhibit 1.1 to the Registration Statement; (iii) the form of Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement (the “Certificate”); (iv) the form of Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement (the “Bylaws”); and (v) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts

Swift Transportation Company
December 10, 2010

of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
     Based upon and subject to the foregoing, we are of the opinion that: when (i) the Registration Statement has been declared effective under the Act; (ii) the Certificate has been duly filed with the Secretary of State of Delaware and the Bylaws have been duly adopted by the Company; (iii) the Underwriting Agreement has been duly executed and delivered by the Company, Swift Corporation and the Underwriters; and (iv) the Securities have been registered by the transfer agent and registrar for the Common Stock, and have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement at a price per share approved by the Company’s Board of Directors or a duly authorized committee thereof, the issuance and sale of the Securities will have been duly authorized, and the Securities will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP